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                                                                    EXHIBIT 99.1

               [TRANSACT TECHNOLOGIES INCORPORATED COMPANY LOGO]

TRANSACT SIGNS FIVE YEAR CONTRACT EXTENSION WITH GTECH

Wallingford, CT - February 23, 2006 - TransAct Technologies Incorporated (Nasdaq: TACT), a leading producer of transaction-based printers for customers worldwide, today announced that it has signed a five-year contract extension with GTECH Corporation (NYSE: GTK), a leading global gaming and lottery technology and services company. The contract will now extend through June 2012.

Bart C. Shuldman, Chairman, President and Chief Executive Officer of TransAct Technologies commented, "GTECH has been one of TransAct's largest and most valued customers for more than 10 years. Given GTECH's leading position in the lottery industry worldwide, we are pleased that they have agreed to extend our existing contract for an additional five years."

ABOUT TRANSACT TECHNOLOGIES INCORPORATED
TransAct Technologies (Nasdaq: TACT) designs, develops, assembles, markets and services world-class transaction printers under the Epic(R) and Ithaca(R) brand names. Known and respected worldwide for innovative designs and real-world service reliability, TransAct's impact, thermal and inkjet printers generate top-quality receipts, tickets, coupons, register journals and other documents. The company focuses on two core markets: point-of-sale (POS) and banking, and gaming and lottery.

TransAct sells its products to original equipment manufacturers, value-added resellers and selected distributors, as well as directly to end-users. The Company's product distribution spans across the Americas, Europe, the Middle East, Africa, the Caribbean Islands and the South Pacific. In addition, TransAct has a strong focus on the after-market side of the business, with a growing commitment to printer service, supplies and spare parts. For further information, visit TransAct's web site located at www.transact-tech.com.

ABOUT GTECH
GTECH is a leading gaming technology and services company. With more than $1.25 billion in annual revenues and 5,300 people in over 50 countries, GTECH provides integrated technology, creative content, and business services to effectively manage and grow today's evolving gaming markets. In targeted emerging economies, GTECH also leverages its operational presence and infrastructure to supply commercial transaction processing services.

CONTACTS:
FOR TRANSACT:
Steven DeMartino, Chief Financial Officer, 203-269-1198 Ext. 6059 or David Pasquale, 646-536-7006, or Denise Roche, 646-536-7008, both with The Ruth Group

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FORWARD-LOOKING STATEMENTS:
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", "project" or "continue" or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but are not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; introduction of new products into the marketplace by competitors; successful product development; dependence on significant customers; dependence on significant vendors; the ability to recruit and retain quality employees as the Company grows; dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe and Latin America; economic and political conditions in the United States, Australia, New Zealand, Europe and Latin America; marketplace acceptance of new products; risks associated with foreign operations; availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; and the outcome of lawsuits between TransAct and FutureLogic, Inc. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

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